Exhibit 99.1

Sri Peruvemba Joins Quantum Materials Board of Directors

Company Continues to Expand Electronic Display Eco-System

San Marcos, TX – October 15, 2015 – -- Leading North American quantum dot manufacturer Quantum Materials Corp (“QMC” or the “Company”) (OTCQB:QTMM) today announced that Sri Peruvemba has joined the Company’s Board of Directors, effective immediately.

Mr. Peruvemba is the CEO of Marketer International, a marketing services firm, and serves as head of marketing for The Society for Information Display (SID). He was previously CMO for E Ink Corporation. With over 25 years of experience in the technology industry, Mr. Peruvemba has been an influential advocate in the advancement of electronic display technology. He is an acknowledged expert on electronic displays, touch screens, and related technologies and consults, writes, and presents on those subjects globally. Mr. Peruvemba has also held senior level positions at Sharp Corp, TFS Inc., Planar Systems, and Suntronic Technology and has BSEE and MBA degrees and a post-graduate diploma in management.

“The Company is continuing its progression to an independent board of directors, and we are fortunate to have Sri join at this timely period in our Company’s growth,” said Quantum Materials founder and CEO Stephen Squires. “His experience, industry knowledge and relationships will be integral to advancing and expanding upon the significant progress we have made establishing Quantum Materials as an innovative high-volume provider of advanced technology Quantum Dots to the display industry.”

Sri Peruvemba replaces Chris Benjamin on the Quantum Materials Board of Directors. The addition of Mr. Peruvemba as an independent director gives QMC a NASDAQ-compliant independent board of directors, further positioning the Company for a future major market listing.

The use of quantum dots in displays is accelerating and QMC has recently signed development agreements with leading display device and component manufacturers seeking to integrate QMC’s revolutionary QDXTM quantum dots in their offerings. QDX allows display manufacturers to differentiate their products by enhancing display optics, increasing the color gamut and resolution while reducing overall manufacturing cost.

About Quantum Materials Corp

Quantum Materials Corp develops and manufactures Quantum Dots and nanomaterials for use in medical, display, solar energy and lighting applications through its patented volume production process. QMC's volume manufacturing methods enable consistent quality and scalable cost reductions to drive innovative discovery to commercial success. Quantum Materials Corp technology continues to move the future of quantum dots to the present. Quantum Materials' products are the foundation for technologically superior, energy efficient and environmentally sound LCD UHD displays, the next generation of solid-state lighting, solar photovoltaic power applications, advanced battery and energy storage solutions, biotech imaging, and biomedical theranostics. Wholly-owned subsidiary Solterra Renewable Technologies develops sustainable quantum dot solar technology.

For more information follow Quantum Materials Corp at www.QMCDOTS.com and on LinkedIn and Twitter.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that involve risks and uncertainties concerning business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results are included in our annual report and in reports subsequently filed with the Securities and Exchange Commission ("SEC"). All documents are available through the SEC's EDGAR System at http://www.sec.gov/ or www.QMCdots.com. We hereby disclaim any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

CONTACT:         Business:

         Art Lamstein

         Director of Marketing

         415.609.4969

         artlamstein@QMCdots.com

         Toshi Ando

         Senior Director of Business Development for Asia/Pacific

         510.300.4021

         toshi@qmcdots.com

         Media:

         Rich Schineller

         941.780.8100

         rich@prmgt.com

         Investor Relations:

         Clay Chase /SD Torrey Hills Capital

         858.456.7300

         cc@sdthc.com